Exhibit 99

Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, DE 19890-0001
News Release
FOR IMMEDIATE RELEASE
WILMINGTON TRUST ANNOUNCES 2009 FOURTH QUARTER RESULTS
Wilmington, Del., January 29, 2010 – Wilmington Trust Corporation (NYSE: WL) reported a loss of $11.2 million for the 2009 fourth quarter and a loss of $4.4 million for the 2009 full year. The net loss available to common shareholders was $15.7 million for the 2009 fourth quarter and $22.7 million for the 2009 full year. On a fully diluted basis, the net loss available to common shareholders was $0.23 per share for the 2009 fourth quarter and $0.33 per share for the 2009 full year.
The main factors in 2009 fourth quarter and full-year results were:
•	Increases in advisory revenue, driven largely by growth in the Corporate Client Services business.
•	Increases in the provision for loan losses, which reduced net interest income. The provision reflected higher levels of nonperforming loans and charge-offs, as well as risk rating downgrades, primarily in the commercial construction portfolio.
•	Securities losses, due mainly to other-than-temporary impairments of pooled trust-preferred securities (TruPS) in the investment securities portfolio.
•	Preferred stock dividends and discount accretion, which affected the net loss available to common shareholders.
“While recessionary pressures on our borrowers increased credit costs and reduced net interest income, our Corporate Client Services business recorded its best quarter ever, and our Wealth Advisory Services business continued to do well amid difficult market conditions,” said Ted T. Cecala, Wilmington Trust chairman and chief executive officer. “Our 2009 financial performance underscores the benefits of our diversified business model, as growth in revenue from our fee-based businesses mitigated the recession’s negative effects on our banking business.”
The company’s capital position remained strong. At December 31, 2009, all regulatory capital ratios exceeded the amounts required by the Federal Reserve Board to be considered well capitalized, both including and excluding the $330 million in Capital Purchase Program funds the company received in December 2008 in exchange for issuing shares of Wilmington Trust Series A preferred stock to the U.S. Department of the Treasury.

Regional Banking Services
Core deposit growth continued. Core deposit balances, on average, were $6.74 billion. This was 22% higher than for the year-ago fourth quarter, and 1% higher than for the 2009 third quarter (trailing quarter). On a period-end basis, core deposits were $7.12 billion at December 31, 2009, marking the first time in the company’s history that core deposits exceeded $7 billion.
Economic conditions in the mid-Atlantic region muted loan demand. Total loan balances, on average, were $8.99 billion. This was 7% lower than for the year-ago fourth quarter, and 1% lower than for the trailing quarter. Increases in commercial mortgage loan balances were offset by declines in commercial, financial, and agricultural loan balances, as well as in indirect consumer loan balances.
Commercial mortgage loan balances, on average, were $2.09 billion for the 2009 fourth quarter, an increase of 14% from the year-ago fourth quarter and 3% from the trailing quarter. This growth reflected financing opportunities with strong income-producing properties in the region.
More than half of commercial mortgage loans at December 31, 2009, were for owner-occupied properties. Approximately 18% were for community shopping centers. The rest were for a variety of other types of commercial and industrial properties. Approximately 57% of commercial mortgage loans were for properties in Delaware, with the majority in the northern part of the state.
The net interest margin for the 2009 fourth quarter was 3.12%, which was 7 basis points lower than for the trailing quarter. This compression was caused by the increase in nonperforming loans and by yield declines in the investment securities portfolio, as securities added during the quarter had lower yields than those that matured or were sold during the quarter. The 2009 fourth quarter margin was 19 basis points lower than for the year-ago fourth quarter, which is when the Federal Open Market Committee dropped short-term market interest rates to the historically low range of 0.00% to 0.25%.

Credit quality
Most of the trailing-quarter changes in net charge-offs, nonperforming loans, internal risk ratings, and other credit quality metrics were associated with commercial construction loans, primarily for residential land and construction projects in Delaware. Many of these changes reflected declines in collateral valuations.
“Delaware was among the 20 fastest-growing states in each of the past three years, and that population growth drove the increase in our commercial construction loan balances,” Mr. Cecala said. “Given the downturn in the housing market, it is no surprise that most of the deterioration we have seen in credit quality has been associated with construction borrowers in Delaware. The trends in commercial and industrial loans and commercial mortgage loans are less severe.”
Net charge-offs for the 2009 fourth quarter were $33.1 million, which was $11.3 million higher than for the trailing quarter. Commercial construction loans accounted for $6.8 million, or 60%, of this increase. The net charge-off ratio was 0.37% for the 2009 fourth quarter and 1.21% for the full year.
Nonaccruing loans at December 31, 2009, were $455.6 million, an increase of $88.1 million from the trailing quarter. Commercial construction loans accounted for $74.1 million, or 84%, of this increase. Nonaccruing commercial, financial, and agricultural loans decreased 10% from September 30, 2009.
Renegotiated loans on accrual status at December 31, 2009, were $28.5 million, a $26.3 million increase from the trailing quarter. Approximately 50% of this increase was associated with one commercial borrower. “Renegotiating loans is one of the steps we take to help borrowers return their loans to performing status,” Mr. Cecala said.
Other real estate owned (OREO) at December 31, 2009, was $34.6 million, a $6.8 million increase from the trailing quarter. Three commercial construction projects accounted for most of this increase. One was a residential development in Delaware, one was a health club in Maryland, and one was a manufacturing plant in Pennsylvania. Management regards moving properties to OREO as a positive step in the loan work-out process, because it gives the company control of the situation and the ability to facilitate disposition of the property.

For the 2009 fourth quarter, the provision for loan losses was $82.8 million, compared with $38.7 million for the trailing quarter. For the 2009 full year, the provision was $205.0 million, compared with $115.5 million for 2008.
At December 31, 2009, the reserve for loan losses was $251.5 million, compared with $201.8 million at September 30, 2009, and $157.1 million at the end of 2008. The loan loss reserve ratio rose to 2.80%, compared with 2.24% at September 30, 2009, and 1.63% at the end of 2008.
More than half of the increases in the provision and reserve for loan losses were associated with commercial construction loans in Delaware.
The financial statement section of this release contains additional credit quality disclosures and more detail on the composition of the reserve for loan losses.
Corporate Client Services
Corporate Client Services (CCS) revenue for the 2009 fourth quarter rose to $46.8 million. This was 18% higher than for the year-ago fourth quarter, and 7% higher than for the trailing quarter.
Global corporate trust services accounted for the majority of the 2009 fourth quarter growth in total CCS revenue compared to the trailing quarter and year-ago fourth quarter. (Effective with the 2009 fourth quarter, the CCS capital markets services and entity management services revenue lines were combined and renamed “global corporate trust services.”)
Within global corporate trust services, demand remained strong for default and bankruptcy administration services, successor loan agency services, and high-yield corporate debt services. CCS is providing successor trustee or other administrative services for most of the largest recent bankruptcies, including the General Motors and Lehman Brothers bankruptcies.
“The tremendous growth in global corporate trust services shows how we have shifted our product mix in response to the changing environment,” Mr. Cecala said. “It also demonstrates how being an independent, conflict-free service provider has helped us capture more business.”

For the 2009 full year, CCS revenue was $171.4 million. This was $39.6 million, or 30%, higher than for 2008. Retirement services generated $30.1 million of this growth, largely due to acquisitions completed in April and October 2008. Global corporate trust services generated $8.5 million of this growth. The rest of the increase came from institutional investment and cash management services.
Wealth Advisory Services
Wealth Advisory Services (WAS) revenue for the 2009 fourth quarter was $47.4 million. This was 12% lower than for the year-ago fourth quarter, but 3% higher than for the trailing quarter. For the 2009 full year, WAS revenue was $190.2 million. This was 15% lower than for 2008.
WAS business development remained solid throughout 2009, but WAS revenue was affected by:
•	Pressures on trust and investment advisory revenue due to changes in client investment management preferences. In late 2008, many clients began to shift from equity investments into fixed income instruments and cash as a way to reduce volatility in their portfolios and to take advantage of increased Federal Deposit Insurance Corporation (FDIC) coverage. This shift reduced revenue because the company’s pricing is lower for fixed income investment and cash management services than for equity investment management services. WAS trust and investment advisory revenue for the 2009 full year was 13% lower than for 2008.
•	A significant decrease in mutual fund revenue. With market interest rates at historic lows, mutual fund yields declined in 2009, which led the company to waive its mutual fund management fees. These waivers reduced WAS revenue by approximately $4.3 million for the 2009 fourth quarter and by approximately $10.6 million for the 2009 full year.
“We gained more business from existing clients, and we added new clients who were attracted by our reputation as a superior fiduciary and service provider,” Mr. Cecala said. “The fact that Wealth Advisory Services is one of our core businesses has been a competitive advantage amid the distractions and disruptions at many larger financial institutions over the past 15 months.”
Expenses
Expense management remained paramount. Total noninterest expense for the 2009 fourth quarter was $130.6 million. This was 1% lower than for the year-ago fourth quarter, and 3% higher than for the trailing quarter. The largest trailing-quarter increase was in salaries and wages, and associated with staff additions in CCS and WAS.

For the 2009 full year, total noninterest expense was $512.5 million. This was 4%, or $19.7 million, higher than 2008 full-year total noninterest expense (before the $66.9 million goodwill impairment charge recorded in the 2008 second quarter). Two items accounted for most of this increase:
•	A $19.9 million increase in retirement services subadvisor expense, as 2008 full-year expenses did not reflect 12 months of costs associated with the retirement services acquisitions, as those acquisitions were completed in April and October 2008.
•	A $17.7 million increase in insurance expense due to FDIC insurance premium increases.
The income tax benefit recorded in the 2009 fourth quarter reflected reconciliations between estimated and actual income taxes. Key factors in this benefit included:
•	Taxes paid that were lower than the estimated amounts we previously recorded.
•	The expectation that more of a subsidiary’s deferred state tax asset will be recognized in the future.
Investment securities portfolio
Investment securities balances at year-end 2009 were $860.5 million. This was 37% lower than at year-end 2008, but 41% higher than at the end of the 2009 third quarter. The majority of the trailing quarter increase occurred in December 2009, when management opted to deploy cash at the holding company level by investing in short-term U.S. Treasury securities.
In the 2009 fourth quarter, 18 of the 38 pooled TruPS in the company’s investment securities portfolio were determined to be other-than-temporarily impaired (OTTI), and the corresponding write-down in their valuation was $17.7 million. Of this amount, $11.5 million was related to credit quality and recorded as securities losses. The remaining $6.2 million of the write-down was recorded in other comprehensive income, which reduced common stockholders’ equity by $4.0 million on an after-tax basis.
For the 2009 full year, OTTI write-downs totaled $147.4 million, mostly for pooled TruPS. Of this amount, $77.5 million was recorded as securities losses. The remaining $69.9 million of the write-down was recorded in other comprehensive income, which reduced common stockholders’ equity by $44.7 million on an after-tax basis. On an after-tax basis, OTTI securities losses reduced 2009 full-year net income by approximately $49.8 million and earnings by approximately $0.72 per diluted common share.

A pooled trust-preferred security is a security that aggregates groups, or pools, of trust-preferred securities issued by banks, insurance companies, and other financial institutions into a single instrument. Pooled TruPS continued to decline in value throughout 2009, mainly because economic conditions:
•	Rendered some of the underlying issuers in these pools incapable of meeting their associated cash flow obligations.
•	Created illiquidity in the market for these securities.
At December 31, 2009, the amortized cost of the pooled TruPS portfolio was $141.2 million; its estimated fair value was $51.3 million; and its carrying value was $53.1 million. The $88.1 million difference between the amortized cost of the pooled TruPS and their carrying value, which represents the non-credit-related portion of their impairment, was recorded in accumulated other comprehensive income. This $88.1 million is reflected in the company’s tangible common equity ratio as of December 31, 2009.
In addition to the pooled TruPS, there are 9 single-issue TruPS in the company’s portfolio. The single-issue TruPS are from money center and large regional banks. None of the single-issue TruPS was OTTI at December 31, 2009.
Operating results
On a reported basis, Wilmington Trust recorded a $4.4 million loss for the 2009 full year, largely because of the OTTI securities losses recorded during the year. On an operating basis (excluding losses on OTTI securities), the company was profitable for the 2009 full year.
Full-year 2009 operating net income was $45.4 million and operating earnings were $0.39 per diluted common share. Except for the securities losses, the dynamics that affected operating results for the year were the same as the factors that affected reported results.
“Our 2009 full-year operating results demonstrate the core earnings potential inherent in our diversified business mix,” Mr. Cecala said. “We were able to absorb a $205 million loan loss provision and still record an operating profit, thanks to the contributions of our advisory businesses.”

While operating results do not conform with U.S. generally accepted accounting principles (GAAP), management believes these non-GAAP measures:
•	Provide a more relevant and comparative basis on which to measure ongoing business activities and evaluate the company’s performance.
•	Help investors and analysts develop more meaningful and accurate analyses of trends in the company’s core business operations.
Some limitations are inherent in presenting operating results. While management believes these disclosures help investors understand the dynamics of the company, these disclosures may not offer relevant comparisons to the operating results of other companies. Other companies might use different measures and/or calculate them differently.
Management compensates for these limitations by providing a detailed reconciliation between GAAP reported results and non-GAAP operating results. The presentation of non-GAAP financial measures should be viewed as supplemental information and not as a substitute for financial results determined in accordance with GAAP.

Operating results (in millions)	2009 full year
Net loss	$(4.4)
Securities impairment	77.5
Applicable income tax benefit	(27.7)

Operating results	$45.4

Operating per-share results (on a fully diluted basis)	2009 full year
Per-share loss	$(0.33)
Per-share loss of securities impairment, after tax	(0.72)

Per-share earnings applicable to operating results	$0.39
Dividend
On January 28, 2010, the Board of Directors declared a regular quarterly cash dividend of $0.01 per common share. The dividend will be paid on February 18, 2010, to shareholders of record on February 8, 2010.

Financial statements
Financial statements for the three and 12 months ended December 31, 2009, follow the narrative section of this release.
Conference call
Management will discuss 2009 fourth quarter and full-year results and outlook for the future in a conference call today at 10:00 a.m. (Eastern). Supporting materials, financial statements, and audio streaming will be available at www.wilmingtontrust.com.

Dial in number :	877-407-8031 (United States and Canada)
201-689-8031 (outside United States and Canada)
No pass code is necessary.

Internet access:	Live audio-only webcast accessible at www.wilmingtontrust.com.

Replay information:	Available until 11:59 p.m. (Eastern) on Friday, February 5, via www.wilmingtontrust.com, or by telephone:
877-660-6853 (United States and Canada)
201-612-7415 (outside the United States and Canada)
Use account #286 and replay ID #339961.
Forward-looking statements
This release may contain forward-looking statements that reflect our current expectations about our performance. These statements rely on a number of assumptions, estimates, expectations, and assessments of potential developments, and are subject to various risks and uncertainties that could cause our actual results to differ from our expectations. Our ability to achieve the results reflected in these statements could be affected adversely by, among other things, changes in national or regional economic conditions; changes in market interest rates; fluctuations in equity or fixed income markets; changes in the market values of, or expected cash flows from, securities in our investment portfolio; significant changes in banking laws or regulations; changes in accounting policies, procedures, or guidelines; increased competition for business; higher-than-expected credit losses; the effects of acquisitions; the effects of integrating acquired entities; a substantial and permanent loss of either client accounts and/or assets under management at Wilmington Trust and/or affiliate money managers Cramer Rosenthal McGlynn and Roxbury Capital Management; changes in the regulatory, judicial, legislative, or tax treatment of business transactions; new litigation or developments in existing litigation; and economic uncertainty created by unrest in other parts of the world.

About Wilmington Trust
Wilmington Trust Corporation (NYSE: WL) is a financial services holding company that provides Regional Banking services throughout the mid-Atlantic region, Wealth Advisory services to high-net-worth clients in 36 countries, and Corporate Client services to institutional clients in 89 countries. Its wholly owned bank subsidiary, Wilmington Trust Company, which was founded in 1903, is one of the largest personal trust providers in the United States and the leading retail and commercial bank in Delaware. Wilmington Trust Corporation and its affiliates have offices in Arizona, California, Connecticut, Delaware, Florida, Georgia, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, Pennsylvania, South Carolina, Vermont, the Cayman Islands, the Channel Islands, London, Dublin, Frankfurt, Luxembourg, and Amsterdam. For more information, visit www.wilmingtontrust.com.
Contacts

Investors and analysts:	News media:
Ellen J. Roberts	Bill Benintende
Investor Relations	Public Relations
(302) 651-8069	(302) 651-8268
eroberts@wilmingtontrust.com	wbenintende@wilmingtontrust.com

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2009
HIGHLIGHTS

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
	2009	2008	Change	2009	2008	Change
OPERATING RESULTS (in millions)
Net interest income	$77.9	$94.6	(17.7)	$318.2	$357.7	(11.0)
Provision for loan losses	(82.8)	(67.5)	22.7	(205.0)	(115.5)	77.5
Noninterest income	98.2	8.6	N/M	359.6	292.4	23.0
Noninterest expense	130.6	131.8	(0.9)	512.5	559.7	(8.4)
Net loss	(11.2)	(68.5)	(83.6)	(4.4)	(23.6)	(81.4)

LOSS
Net loss	$(11.2)	$(68.5)	(83.6)	$(4.4)	$(23.6)	(81.4)
Dividends and accretion on preferred stock	4.5	0.9	400.0	18.3	0.9	N/M
Net loss available to common shareholders	(15.7)	(69.4)	(77.4)	(22.7)	(24.5)	(7.3)

PER COMMON SHARE DATA
Basic net loss	$(0.23)	$(1.02)	(77.5)	$(0.33)	$(0.36)	(8.3)
Diluted net loss	(0.23)	(1.02)	(77.5)	(0.33)	(0.36)	(8.3)
Dividends paid per common share	0.01	0.345	(97.1)	0.365	1.37	(73.4)
Book value at period end[1]	14.17	14.65	(3.3)	14.17	14.65	(3.3)
Closing price at period end	12.34	22.24	(44.5)	12.34	22.24	(44.5)
Market range:
High	15.90	31.07	(48.8)	22.53	46.75	(51.8)
Low	11.45	19.49	(41.3)	6.76	19.49	(65.3)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	68,983	68,342	0.9	68,968	67,454	2.2
Diluted	68,983	68,342	0.9	68,968	67,454	2.2

AVERAGE BALANCE SHEET (in millions)
Investment portfolio	$686.3	$1,441.1	(52.4)	$855.8	$1,561.2	(45.2)
Loans	8,987.2	9,611.2	(6.5)	9,243.5	9,200.0	0.5
Earning assets	9,939.3	11,195.9	(11.2)	10,358.9	10,883.2	(4.8)
Core deposits	6,741.2	5,527.4	22.0	6,490.3	5,333.6	21.7
Stockholders’ equity	1,331.2	1,147.0	16.1	1,331.6	1,103.1	20.7

STATISTICS AND RATIOS (net income annualized)
Loss on average stockholders’ equity[1]	(4.41)%	(25.34)%	(82.6)	(0.44)%	(2.17)%	(79.7)
Loss on average assets	(0.41)%	(2.22)%	(81.5)	(0.04)%	(0.20)%	(80.0)
Net interest margin (taxable equivalent)	3.12%	3.31%	(5.7)	3.08%	3.28%	(6.1)
Dividend payout ratio	N/M	N/M	—	N/M	N/M	—
Full-time equivalent headcount	2,898	2,946	(1.6)	2,898	2,946	(1.6)

[1]	Does not include preferred stock and noncontrolling interest.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2009
QUARTERLY INCOME STATEMENT

	Three Months Ended
						% Change From
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Prior	Prior
(In millions)	2009	2009	2009	2009	2008	Quarter	Year
NET INTEREST INCOME
Interest income	$102.4	$106.3	$111.3	$117.1	$147.1	(3.7)	(30.4)
Interest expense	24.5	26.3	29.7	38.6	52.5	(6.8)	(53.3)

Net interest income	77.9	80.0	81.6	78.5	94.6	(2.6)	(17.7)
Provision for loan losses	(82.8)	(38.7)	(54.0)	(29.5)	(67.5)	114.0	22.7

Net interest income after provision for loan losses	(4.9)	41.3	27.6	49.0	27.1	—	—

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	35.0	33.5	31.6	31.3	33.4	4.5	4.8
Mutual fund fees	1.6	2.4	5.2	7.5	7.6	(33.3)	(78.9)
Planning and other services	10.8	10.0	10.3	10.9	13.0	8.0	(16.9)

Total Wealth Advisory Services	47.4	45.9	47.1	49.7	54.0	3.3	(12.2)

Corporate Client Services
Global corporate trust services	25.0	23.5	21.1	19.4	20.8	6.4	20.2
Retirement services	18.1	16.7	16.6	16.1	15.4	8.4	17.5
Investment/cash management services	3.7	3.7	3.6	3.9	3.5	—	5.7

Total Corporate Client Services	46.8	43.9	41.3	39.4	39.7	6.6	17.9

Cramer Rosenthal McGlynn	4.4	5.3	5.0	3.0	3.1	(17.0)	41.9
Roxbury Capital Management	(0.5)	(0.6)	(0.6)	(0.8)	(0.3)	(16.7)	66.7

Advisory fees	98.1	94.5	92.8	91.3	96.5	3.8	1.7
Amortization of affiliate intangibles	(2.0)	(2.1)	(2.1)	(2.3)	(2.3)	(4.8)	(13.0)

Advisory fees after amortization of affiliate intangibles	96.1	92.4	90.7	89.0	94.2	4.0	2.0

Service charges on deposit accounts	7.7	8.1	7.5	7.9	7.3	(4.9)	5.5
Other noninterest income	5.8	5.2	6.8	6.2	5.5	11.5	5.5
Securities (losses)/gains	(11.4)	(36.6)	(23.4)	7.6	(98.4)	(68.9)	(88.4)

Total noninterest income	98.2	69.1	81.6	110.7	8.6	42.1	N/M

Net interest and noninterest income	93.3	110.4	109.2	159.7	35.7	(15.5)	161.3

NONINTEREST EXPENSE
Salaries and wages	50.7	49.3	48.6	49.1	51.7	2.8	(1.9)
Incentives and bonuses	9.1	9.7	7.8	4.9	8.6	(6.2)	5.8
Employment benefits	13.2	14.0	14.2	16.7	12.1	(5.7)	9.1
Net occupancy	7.6	7.7	7.7	7.8	7.3	(1.3)	4.1
Furniture, equipment, and supplies	10.4	10.1	10.0	10.5	11.8	3.0	(11.9)
Other noninterest expense:
Advertising and contributions	1.9	1.4	1.8	2.5	2.8	35.7	(32.1)
Servicing and consulting fees	3.7	3.1	3.5	4.1	4.8	19.4	(22.9)
Subadvisor expense:
Retirement services	8.2	7.6	7.0	6.7	6.7	7.9	22.4
Other services	1.6	1.2	1.3	1.4	2.4	33.3	(33.3)
Travel, entertainment, and training	2.3	1.8	1.9	1.8	2.8	27.8	(17.9)
Insurance	6.1	5.6	10.3	4.2	2.5	8.9	144.0
Other expense	15.8	15.5	14.3	16.9	18.3	1.9	(13.7)

Total other noninterest expense	39.6	36.2	40.1	37.6	40.3	9.4	(1.7)

Total noninterest expense	130.6	127.0	128.4	126.6	131.8	2.8	(0.9)

(Loss)/income before income taxes and noncontrolling interest	(37.3)	(16.6)	(19.2)	33.1	(96.1)	124.7	(61.2)
Income tax (benefit)/expense	(26.9)	(10.8)	(10.2)	11.2	(27.6)	149.1	(2.5)

Net (loss)/income before noncontrolling interest	(10.4)	(5.8)	(9.0)	21.9	(68.5)	79.3	(84.8)
Net income attributable to the noncontrolling interest	0.8	0.1	0.1	0.1	—	N/M	—

Net (loss)/income	$(11.2)	$(5.9)	$(9.1)	$21.8	$(68.5)	89.8	(83.6)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2009
YEAR-TO-DATE INCOME STATEMENT

	Twelve Months Ended
	Dec. 31,	Dec. 31,	%
(In millions)	2009	2008	Change
NET INTEREST INCOME
Interest income	$437.2	$611.4	(28.5)
Interest expense	119.0	253.7	(53.1)

Net interest income	318.2	357.7	(11.0)
Provision for loan losses	(205.0)	(115.5)	77.5

Net interest income after provision for loan losses	113.2	242.2	(53.3)

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	131.6	152.0	(13.4)
Mutual fund fees	16.6	27.2	(39.0)
Planning and other services	42.0	45.5	(7.7)

Total Wealth Advisory Services	190.2	224.7	(15.4)

Corporate Client Services
Global corporate trust services	89.0	80.5	10.6
Retirement services	67.5	37.4	80.5
Investment/cash management services	14.9	13.9	7.2

Total Corporate Client Services	171.4	131.8	30.0

Cramer Rosenthal McGlynn	17.6	16.4	7.3
Roxbury Capital Management	(2.4)	(0.7)	242.9

Advisory fees	376.8	372.2	1.2
Amortization of affiliate intangibles	(8.5)	(7.7)	10.4

Advisory fees after amortization of affiliate intangibles	368.3	364.5	1.0

Service charges on deposit accounts	31.2	30.2	3.3
Other noninterest income	24.0	28.3	(15.2)
Securities losses	(63.9)	(130.6)	(51.1)

Total noninterest income	359.6	292.4	23.0

Net interest and noninterest income	472.8	534.6	(11.6)

NONINTEREST EXPENSE
Salaries and wages	197.8	196.3	0.8
Incentives and bonuses	31.5	48.1	(34.5)
Employment benefits	58.1	51.7	12.4
Net occupancy	30.9	30.8	0.3
Furniture, equipment, and supplies	40.7	43.3	(6.0)
Other noninterest expense:
Advertising and contributions	7.6	10.5	(27.6)
Servicing and consulting fees	14.3	13.4	6.7
Subadvisor expense:
Retirement services	29.5	9.6	207.3
Other services	5.4	10.3	(47.6)
Travel, entertainment, and training	7.9	11.3	(30.1)
Insurance	26.1	8.4	210.7
Other expense	62.7	59.1	6.1

Total other noninterest expense	153.5	122.6	25.2

Total noninterest expense before impairment	512.5	492.8	4.0
Goodwill impairment write-down	—	66.9	(100.0)

Total noninterest expense	512.5	559.7	(8.4)

Loss before income taxes and noncontrolling interest	(39.7)	(25.1)	58.2
Income tax benefit	(36.5)	(2.0)	N/M

Net loss before noncontrolling interest	(3.2)	(23.1)	(86.1)
Net income attributable to the noncontrolling interest	1.2	0.5	140.0

Net loss	$(4.4)	$(23.6)	(81.4)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2009
STATEMENT OF CONDITION

						% Change From
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Prior	Prior
(In millions)	2009	2009	2009	2009	2008	Quarter	Year
ASSETS
Cash and due from banks	$202.9	$208.0	$195.3	$250.2	$234.7	(2.5)	(13.5)

Interest-bearing deposits in other banks	210.8	145.3	133.7	119.2	196.7	45.1	7.2

Federal funds sold and securities purchased under agreements to resell	15.1	65.9	105.0	—	45.3	(77.1)	(66.7)

Investment securities:
U.S. Treasury	232.8	10.7	44.3	48.6	41.4	N/M	462.3
Government agencies	225.1	162.0	191.9	340.3	463.5	39.0	(51.4)
Obligations of state and political subdivisions	5.7	5.7	6.7	6.7	6.9	—	(17.4)
Preferred stock	23.9	22.3	19.7	15.1	17.1	7.2	39.8
Mortgage-backed securities	254.5	276.5	297.2	322.8	660.5	(8.0)	(61.5)
Other securities	118.5	131.5	155.2	182.9	183.9	(9.9)	(35.6)

Total investment securities	860.5	608.7	715.0	916.4	1,373.3	41.4	(37.3)

FHLB and FRB stock, at cost	26.8	26.7	26.7	25.0	20.0	0.4	34.0

Loans:
Commercial, financial, and agricultural	2,627.0	2,644.9	2,752.4	2,770.2	2,966.3	(0.7)	(11.4)
Real estate — construction	1,956.4	1,950.7	1,961.9	1,960.9	1,923.8	0.3	1.7
Commercial mortgage	2,102.3	2,075.0	2,011.8	1,942.8	1,870.2	1.3	12.4

Total commercial loans	6,685.7	6,670.6	6,726.1	6,673.9	6,760.3	0.2	(1.1)

Residential mortgage	431.0	428.2	435.3	574.6	571.2	0.7	(24.5)
Consumer	1,408.9	1,485.5	1,565.7	1,636.6	1,732.9	(5.2)	(18.7)
Secured with investments	441.6	436.9	448.1	523.6	554.7	1.1	(20.4)

Total retail loans	2,281.5	2,350.6	2,449.1	2,734.8	2,858.8	(2.9)	(20.2)

Total loans net of unearned income	8,967.2	9,021.2	9,175.2	9,408.7	9,619.1	(0.6)	(6.8)
Reserve for loan losses	(251.5)	(201.8)	(184.9)	(167.0)	(157.1)	24.6	60.1

Net loans	8,715.7	8,819.4	8,990.3	9,241.7	9,462.0	(1.2)	(7.9)

Premises and equipment	146.8	149.1	151.4	150.5	152.0	(1.5)	(3.4)
Goodwill	363.2	363.1	363.4	355.3	355.6	—	2.1
Other intangibles	40.2	42.3	43.9	44.9	47.0	(5.0)	(14.5)
Other assets	560.5	445.3	438.7	433.0	432.3	25.9	29.7

Total assets	$11,142.5	$10,873.8	$11,163.4	$11,536.2	$12,318.9	2.5	(9.5)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$1,470.6	$1,041.6	$1,456.6	$1,214.8	$1,231.7	41.2	19.4
Interest-bearing:
Savings	921.5	918.5	898.1	929.8	815.7	0.3	13.0
Interest-bearing demand	3,590.7	3,352.8	3,182.4	3,028.5	2,632.9	7.1	36.4
Certificates under $100,000	1,000.6	1,031.8	1,103.0	1,110.3	1,072.5	(3.0)	(6.7)
Local certificates $100,000 and over	136.9	161.6	179.4	180.3	230.7	(15.3)	(40.7)

Total core deposits	7,120.3	6,506.3	6,819.5	6,463.7	5,983.5	9.4	19.0
National brokered certificates	1,270.6	922.7	959.7	1,811.9	2,432.9	37.7	(47.8)

Total deposits	8,390.9	7,429.0	7,779.2	8,275.6	8,416.4	12.9	(0.3)

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	575.8	1,266.1	1,220.9	999.4	1,590.8	(54.5)	(63.8)
U.S. Treasury demand deposits	—	—	—	12.4	6.4	—	(100.0)
Line of credit and other debt	28.0	—	—	—	20.0	—	40.0

Total short-term borrowings	603.8	1,266.1	1,220.9	1,011.8	1,617.2	(52.3)	(62.7)

Other liabilities	397.8	393.4	382.4	442.9	482.4	1.1	(17.5)
Long-term debt	442.9	470.4	469.9	469.3	468.8	(5.8)	(5.5)

Total liabilities	9,835.4	9,558.9	9,852.4	10,199.6	10,984.8	2.9	(10.5)

Stockholders’ equity:
Preferred stock	323.3	322.8	322.4	322.0	321.5	0.2	0.6
Other stockholders’ equity	983.4	991.6	988.3	1,014.3	1,012.4	(0.8)	(2.9)

Total Wilmington Trust stockholders’ equity	1,306.7	1,314.4	1,310.7	1,336.3	1,333.9	(0.6)	(2.0)
Noncontrolling interest	0.4	0.5	0.3	0.3	0.2	(20.0)	100.0

Total stockholders’ equity	1,307.1	1,314.9	1,311.0	1,336.6	1,334.1	(0.6)	(2.0)

Total liabilities and stockholders’ equity	$11,142.5	$10,873.8	$11,163.4	$11,536.2	$12,318.9	2.5	(9.5)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2009
AVERAGE STATEMENT OF CONDITION

	2009	2009	2009	2009	2008	% Change From
	Fourth	Third	Second	First	Fourth	Prior	Prior
(In millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Year
ASSETS
Cash and due from banks	$196.3	$181.4	$179.8	$197.5	$215.0	8.2	(8.7)

Interest-bearing deposits in other banks	208.9	204.9	165.9	270.8	206.2	2.0	1.3

Federal funds sold and securities purchased under agreements to resell	30.1	13.8	14.5	31.5	25.0	118.1	20.4

Investment securities:
U.S. Treasury	92.2	18.4	46.2	61.1	82.2	401.1	12.2
Government agencies	173.5	169.3	256.0	406.2	463.3	2.5	(62.6)
Obligations of state and political subdivisions	5.7	6.0	6.7	6.6	7.0	(5.0)	(18.6)
Preferred stock	22.5	20.7	17.0	17.1	18.9	8.7	19.0
Mortgage-backed securities	266.5	284.4	307.9	600.5	657.5	(6.3)	(59.5)
Other securities	125.9	155.1	183.3	183.1	212.2	(18.8)	(40.7)

Total investment securities	686.3	653.9	817.1	1,274.6	1,441.1	5.0	(52.4)

FHLB and FRB stock, at cost	26.8	26.7	25.5	20.2	19.2	0.4	39.6

Loans:
Commercial, financial, and agricultural	2,624.1	2,687.7	2,765.6	2,853.4	2,973.0	(2.4)	(11.7)
Real estate — construction	1,949.7	1,959.5	1,973.4	1,950.7	1,921.6	(0.5)	1.5
Commercial mortgage	2,091.3	2,038.7	1,987.5	1,911.6	1,833.9	2.6	14.0

Total commercial loans	6,665.1	6,685.9	6,726.5	6,715.7	6,728.5	(0.3)	(0.9)

Residential mortgage	434.0	431.9	566.5	573.8	563.8	0.5	(23.0)
Consumer	1,447.4	1,525.1	1,605.1	1,686.4	1,750.7	(5.1)	(17.3)
Secured with investments	440.7	436.7	498.1	542.8	568.2	0.9	(22.4)

Total retail loans	2,322.1	2,393.7	2,669.7	2,803.0	2,882.7	(3.0)	(19.4)

Total loans net of unearned income	8,987.2	9,079.6	9,396.2	9,518.7	9,611.2	(1.0)	(6.5)
Reserve for loan losses	(201.9)	(182.7)	(164.0)	(152.9)	(117.6)	10.5	71.7

Net loans	8,785.3	8,896.9	9,232.2	9,365.8	9,493.6	(1.3)	(7.5)

Premises and equipment	148.4	150.9	151.8	151.8	153.1	(1.7)	(3.1)
Goodwill	363.1	363.4	356.9	351.9	355.7	(0.1)	2.1
Other intangibles	41.3	43.2	44.1	46.0	46.2	(4.4)	(10.6)
Other assets	435.4	417.5	432.3	409.5	331.6	4.3	31.3

Total assets	$10,921.9	$10,952.6	$11,420.1	$12,119.6	$12,286.7	(0.3)	(11.1)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$1,219.5	$1,310.6	$1,246.6	$889.5	$840.1	(7.0)	45.2
Interest-bearing:
Savings	918.9	911.7	907.0	895.2	799.0	0.8	15.0
Interest-bearing demand	3,440.6	3,243.7	3,154.0	2,813.7	2,582.7	6.1	33.2
Certificates under $100,000	1,013.6	1,063.9	1,113.9	1,099.8	1,041.2	(4.7)	(2.7)
Local certificates $100,000 and over	148.6	169.2	180.9	209.0	264.4	(12.2)	(43.8)

Total core deposits	6,741.2	6,699.1	6,602.4	5,907.2	5,527.4	0.6	22.0
National brokered certificates	1,217.5	959.8	1,150.6	2,017.8	2,696.2	26.8	(54.8)

Total deposits	7,958.7	7,658.9	7,753.0	7,925.0	8,223.6	3.9	(3.2)

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	765.5	1,124.5	1,433.8	1,938.9	2,080.8	(31.9)	(63.2)
U.S. Treasury demand deposits	—	—	8.1	6.8	41.8	—	(100.0)
Line of credit and other debt	27.1	—	—	3.2	20.4	—	32.8

Total short-term borrowings	792.6	1,124.5	1,441.9	1,948.9	2,143.0	(29.5)	(63.0)

Other liabilities	395.8	376.5	412.8	446.8	304.6	5.1	29.9
Long-term debt	443.6	470.1	469.5	469.0	468.5	(5.6)	(5.3)

Total liabilities	9,590.7	9,630.0	10,077.2	10,789.7	11,139.7	(0.4)	(13.9)

Stockholders’ equity:
Preferred stock	323.0	322.6	322.1	321.5	71.2	0.1	353.7
Other stockholders’ equity	1,008.0	999.6	1,020.5	1,008.2	1,075.6	0.8	(6.3)

Total Wilmington Trust stockholders’ equity	1,331.0	1,322.2	1,342.6	1,329.7	1,146.8	0.7	16.1
Noncontrolling interest	0.2	0.4	0.3	0.2	0.2	(50.0)	—

Total stockholders’ equity	1,331.2	1,322.6	1,342.9	1,329.9	1,147.0	0.7	16.1

Total liabilities and stockholders’ equity	$10,921.9	$10,952.6	$11,420.1	$12,119.6	$12,286.7	(0.3)	(11.1)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2009
YIELDS AND RATES

	2009	2009	2009	2009	2008
	Fourth	Third	Second	First	Fourth
YIELDS/RATES (tax-equivalent basis)	Quarter	Quarter	Quarter	Quarter	Quarter
EARNING ASSETS:
Interest-bearing time deposits in other banks	0.13%	0.27%	0.34%	0.35%	1.05%
Federal funds sold and securities purchased under agreements to resell	0.11	0.14	0.14	1.22	N/M

Total investment securities	3.74	4.35	3.89	4.28	4.41

FHLB and FRB stock, at cost	2.31	0.12	2.84	1.66	0.77

Commercial, financial, and agricultural	4.22	4.26	4.30	4.27	5.34
Real estate — construction	3.42	3.49	3.60	3.67	4.88
Commercial mortgage	4.26	4.35	4.40	4.43	5.48
Total commercial loans	4.00	4.06	4.12	4.14	5.25

Residential mortgage	5.11	5.45	5.71	5.64	5.51
Consumer	5.50	5.64	5.63	5.67	6.17
Secured with investments	2.85	2.79	2.60	2.30	4.18
Total retail loans	4.92	5.09	5.08	5.01	5.65

Total loans	4.24	4.33	4.40	4.40	5.37

Total earning assets	4.10	4.23	4.28	4.27	5.13

FUNDS USED TO SUPPORT EARNING ASSETS:

Core deposits
Savings	1.08	1.20	1.24	1.68	2.12
Interest-bearing demand	0.35	0.37	0.40	0.39	0.59
Certificates under $100,000	2.44	2.71	2.98	3.05	3.06
Local certificates $100,000 and over	2.11	2.25	2.62	2.84	3.02
Core interest-bearing deposits	0.90	1.03	1.15	1.30	1.54

National brokered certificates	1.01	1.34	1.74	2.54	3.11

Total interest-bearing deposits	0.92	1.08	1.26	1.66	2.11

Short-term borrowings	0.44	0.24	0.26	0.31	0.92

Long-term debt	7.08	7.06	7.14	7.23	7.11

Total interest-bearing liabilities	1.22	1.31	1.41	1.66	2.09

Total funds used to support earning assets	0.98	1.04	1.14	1.40	1.82

Net interest margin (tax-equivalent basis)	3.12	3.19	3.14	2.87	3.31

Year-to-date net interest margin	3.08	3.06	3.00	2.87	3.28

Prime rate	4.00	4.00	4.00	4.00	4.25

Tax-equivalent net interest income (in millions)	$78.4	$80.5	$82.1	$79.0	$95.2

Average earning assets at historical cost	$9,954.3	$10,005.8	$10,477.2	$11,169.5	$11,444.8
Average fair valuation adjustment on investment securities available for sale	(15.0)	(26.9)	(58.0)	(53.7)	(142.1)

Average earning assets	$9,939.3	$9,978.9	$10,419.2	$11,115.8	$11,302.7

Average rates are calculated using average balances based on historical cost and do not reflect fair valuation adjustments.
Prior periods were adjusted to reflect a reclassification of reserves held at the Federal Reserve from cash and due from banks to interest-bearing time deposits in other banks.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2009
CREDIT QUALITY

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(In millions)	2009	2009	2009	2009	2008
NONPERFORMING ASSETS AT PERIOD-END
Nonaccruing loans:
Commercial, financial, and agricultural	$80.9	$90.2	$89.3	$64.5	$41.3
Commercial real estate — construction	264.8	190.7	145.3	114.2	112.7
Commercial mortgage	69.0	50.8	40.5	28.3	21.7
Consumer and other retail	40.9	35.8	25.3	23.2	20.7

Total nonaccruing loans	455.6	367.5	300.4	230.2	196.4
Renegotiated loans — accruing	28.5	2.2	1.6	1.1	—

Total nonaccruing loans and renegotiated loans	484.1	369.7	302.0	231.3	196.4
Other real estate owned (OREO)	34.6	27.8	28.3	19.8	14.5

Total nonperforming assets	518.7	397.5	330.3	251.1	210.9

Loans past due 90 days or more:
Commercial, financial, and agricultural	4.2	4.2	3.0	3.9	8.4
Commercial real estate — construction	4.5	4.0	5.1	3.8	4.8
Commercial mortgage	2.2	9.2	2.8	2.6	1.6
Consumer and other retail	19.7	21.3	15.8	19.1	19.5

Total loans past due 90 days or more	30.6	38.7	26.7	29.4	34.3

RESERVE FOR LOAN LOSSES
Balance at the beginning of the period	$201.8	$184.9	$167.0	$157.1	$122.2
Loans charged off:
Commercial, financial, and agricultural	(12.2)	(8.1)	(8.5)	(7.6)	(4.1)
Commercial real estate — construction	(13.6)	(6.3)	(18.4)	(2.4)	(8.0)
Commercial mortgage	(3.0)	(1.0)	(1.7)	(0.3)	(0.9)
Residential mortgage	—	(0.5)	—	—	—
Consumer and other retail	(7.8)	(7.9)	(11.1)	(12.8)	(13.7)

Total loans charged off	(36.6)	(23.8)	(39.7)	(23.1)	(26.7)
Recoveries on loans previously charged off:
Commercial, financial, and agricultural	1.0	0.2	0.1	0.2	0.1
Commercial real estate — construction	0.5	—	—	—	—
Commercial mortgage	0.1	0.3	—	—	—
Residential mortgage	—	—	—	—	—
Consumer and other retail	1.9	1.5	3.4	1.7	1.1

Total recoveries	3.5	2.0	3.5	1.9	1.2
Net loans charged off:
Commercial, financial, and agricultural	(11.2)	(7.9)	(8.4)	(7.4)	(4.0)
Commercial real estate — construction	(13.1)	(6.3)	(18.4)	(2.4)	(8.0)
Commercial mortgage	(2.9)	(0.7)	(1.7)	(0.3)	(0.9)
Residential mortgage	—	(0.5)	—	—	—
Consumer and other retail	(5.9)	(6.4)	(7.7)	(11.1)	(12.6)

Total net loans charged off	(33.1)	(21.8)	(36.2)	(21.2)	(25.5)
Transfers from/(to) reserve for lending commitments	—	—	0.1	1.6	(7.1)
Provision charged to operations	82.8	38.7	54.0	29.5	67.5

Balance at the end of the period	251.5	201.8	184.9	167.0	157.1

Reserve for lending commitments in other liabilities	7.4	5.7	4.0	5.5	7.1

RESERVE FOR LOAN LOSSES COMPOSITION
Commercial, financial, and agricultural	$65.9	$61.3	$62.4	$52.4	$57.5
Commercial real estate — construction	100.8	66.8	51.2	46.3	40.1
Commercial mortgage	40.6	30.0	27.6	24.8	18.6
Residential mortgage	3.3	2.6	3.8	3.4	2.3
Consumer and other retail	40.9	41.1	39.9	40.1	38.6

Total reserve for loan losses	251.5	201.8	184.9	167.0	157.1

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2009
CREDIT QUALITY (continued)

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in millions)	2009	2009	2009	2009	2008
RATIOS
Period-end loans	$8,967.2	$9,021.2	$9,175.2	$9,408.7	$9,619.1
Average loans	8,987.2	9,079.6	9,396.2	9,518.7	9,611.2
Period-end reserve to loans	2.80%	2.24%	2.02%	1.77%	1.63%
Period-end nonperforming assets to loans and OREO	5.76	4.39	3.59	2.66	2.19
Period-end loans past due 90 days to total loans	0.34	0.43	0.29	0.31	0.36
Quarterly net charge-offs to average loans (not annualized)	0.37	0.24	0.39	0.22	0.27
Year-to-date net charge-offs to average loans	1.21	0.85	0.61	0.22	0.57

INTERNAL RISK RATING
Pass	81.29%	83.86%	86.47%	88.60%	90.80%
Watchlisted	6.77	6.64	6.00	6.39	5.20
Substandard	11.31	9.18	7.22	4.99	3.99
Doubtful/loss	0.63	0.32	0.31	0.02	0.01
LOAN PORTFOLIO DETAIL

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in millions)	2009	2009	2009	2009	2008
LOAN PORTFOLIO COMPOSITION
Commercial, financial, and agricultural	29%	29%	30%	29%	31%
Commercial real estate — construction	22	22	21	21	20
Commercial mortgage	23	23	22	21	19
Residential mortgage	5	5	5	6	6
Consumer	16	16	17	17	18
Secured with investments	5	5	5	6	6

COMMERCIAL REAL ESTATE — CONSTRUCTION DETAIL
Project type:
Residential real estate construction	51%	51%	49%	49%	54%
Land development	22	21	21	22	21
Retail and office	18	18	17	17	15
Owner-occupied	1	2	2	2	2
Multi-family	4	4	4	3	2
Other	4	4	7	7	6
Geographic location:
Delaware	59%	58%	59%	60%	60%
Pennsylvania	23	23	23	23	23
Maryland	7	7	6	6	6
New Jersey	9	9	9	8	7
Other	2	3	3	3	4

CONSUMER LOANS, PERIOD-END
Home equity	$568.6	$570.5	$573.3	$566.8	$565.4
Indirect	613.4	684.8	753.7	823.2	891.5
Credit card	66.4	67.5	64.5	62.9	67.8
Other consumer	160.5	162.7	174.2	183.7	208.2

Total consumer loans	$1,408.9	$1,485.5	$1,565.7	$1,636.6	$1,732.9

CONSUMER LOANS, ON AVERAGE
Home equity	$571.7	$572.9	$571.8	$568.3	$556.4
Indirect	648.0	718.7	788.0	858.6	916.8
Credit card	65.2	64.2	64.2	65.3	66.8
Other consumer	162.5	169.3	181.1	194.2	210.7

Total consumer loans	$1,447.4	$1,525.1	$1,605.1	$1,686.4	$1,750.7

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the twelve months ended December 31, 2009
SUPPLEMENTAL INFORMATION

	Three Months Ended
						% Change From:
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Prior	Prior
	2009	2009	2009	2009	2008	Quarter	Year
NET INCOME
Net (loss)/income per common share
Basic	$(0.23)	$(0.15)	$(0.20)	$0.25	$(1.02)	53.3	(77.5)
Diluted	(0.23)	(0.15)	(0.20)	0.25	(1.02)	53.3	(77.5)
Weighted average shares outstanding (in thousands)
Basic	68,983	68,979	68,966	68,945	68,342
Diluted	68,983	68,979	68,966	68,945	68,342
Net (loss)/income as a percentage of:
Average assets	(0.41)%	(0.21)%	(0.32)%	0.73%	(2.22)%
Average stockholders’ equity[1]	(4.41)	(2.34)	(3.58)	8.77	(25.34)

ASSETS UNDER MANAGEMENT * (in billions)
Wilmington Trust	$42.1	$39.8	$35.2	$34.1	$36.6	5.8	15.0
Roxbury Capital Management	1.7	1.5	1.4	1.3	1.3	13.3	30.8
Cramer Rosenthal McGlynn	11.9	11.0	9.4	7.4	7.8	8.2	52.6

Combined assets under management	$55.7	$52.3	$46.0	$42.8	$45.7	6.5	21.9

* Assets under management include estimates for values associated with certain assets that lack readily ascertainable values, such as limited partnership interests.

ASSETS UNDER ADMINISTRATION ** (in billions)
Wilmington Trust	$148.6	$140.8	$128.7	$122.2	$127.6	5.5	16.5

** Includes Wilmington Trust assets under management.

INVESTMENT MIX OF ASSETS MANAGED BY WILMINGTON TRUST
Equities	40%	37%	36%	34%	38%
Fixed income	34	34	37	36	33
Other	26	29	27	30	29

CAPITAL (in millions, except per share amounts)
Average Wilmington Trust stockholders’ equity	$1,331.0	$1,322.2	$1,342.6	$1,329.7	$1,146.8	0.7	16.1
Total risk-weighted assets	10,968.7	10,956.6	11,297.8	11,408.0	11,455.0	0.1	(4.2)
Tier 1 capital	1,080.1	1,090.4	1,093.4	1,072.7	1,058.3	(0.9)	2.1
Per share:
Book value[1]	14.17	14.29	14.26	14.64	14.65	(0.8)	(3.3)
Quarterly dividends declared per common share	0.01	0.01	0.1725	0.1725	0.345	—	(97.1)
Year-to-date dividends declared per common share	0.365	0.355	0.3450	0.1725	1.37
Average stockholders’ equity to assets[1]	9.23%	9.13%	8.94%	8.32%	8.75%
Total risk-based capital ratio	14.30	14.40	14.02	14.15	13.97
Tier 1 risk-based capital ratio	9.85	9.95	9.68	9.40	9.24
Tier 1 leverage capital ratio	10.10	10.21	9.79	9.02	8.77
Tangible common equity to assets ratio[1]	5.40	5.60	5.40	5.51	5.12

INVESTMENT SECURITIES PORTFOLIO
Average life (in years)	6.23	9.21	8.09	7.49	6.32
Average duration	(0.49)	(0.25)	(1.33)	(2.06)	(0.93)
Percentage invested in fixed rate instruments	76%	64%	68%	80%	94%

FUNDING (on average)
Percentage from core deposits	77%	76%	72%	60%	53%
Percentage from national funding	14	11	12	20	26
Percentage from short-term borrowings	9	13	16	20	21

ASSET — LIABILITY MATCHING
As a percentage of total balances at period-end:
Loans outstanding with floating rates	79%	78%	77%	74%	74%
Commercial loans with floating rates	90	90	89	89	88
Commercial loans tied to a prime rate	53	53	54	55	57
Commercial loans tied to the 30-day LIBOR	39	40	40	39	37

National CDs and short-term borrowings maturing in 90 days or less	92%	77%	80%	78%	83%

FULL-TIME EQUIVALENT HEADCOUNT
Full-time equivalent headcount	2,898	2,902	2,909	2,945	2,946

[1]	Does not include preferred stock and noncontrolling interest.